


                                                                     Exhibit 11


                       HEICO CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                  ____________

Following are details of the computation of earnings per share:

                                                                           YEAR ENDED OCTOBER 31,
                                          ------------------------------------------------------------------------------------
                                                     1996                         1995                         1994
                                          ------------------------     ------------------------     --------------------------
                                                           FULLY                        FULLY                        FULLY
                                            PRIMARY       DILUTED         PRIMARY      DILUTED         PRIMARY      DILUTED
                                          ----------    ----------     -----------   ----------     -----------   ------------
Weighted average number of
  common shares outstanding .............  5,190,926     5,190,926       5,025,492    5,025,492       4,981,832     4,981,832

Common stock equivalents arising
  from dilutive stock options (1) .......    712,225       733,795         276,878      351,026          63,131        63,131
                                          ----------    ----------     -----------   ----------     -----------   ------------
                                           5,903,151     5,924,721       5,302,370    5,376,518       5,044,963     5,044,963
                                          ==========    ==========     ===========   ==========     ===========   ============
Net income:

From continuing operations
  before cumulative effect
  of change in accounting
  principle ............................. $     0.62    $    0.62       $     0.27   $     0.27     $      0.13   $      0.13

From discontinued operations ............ $     0.17    $    0.16       $     0.24   $     0.23     $      0.16   $      0.16

From gain on sale of dis-
  continued operations .................. $     0.89    $    0.89             --           --              --             --

From cumulative effect
  of change in
  accounting principle ..................       --           --               --           --       $      0.08   $     0.08
                                          ----------    ----------     -----------   ----------     -----------   ------------
Net income per share .................... $     1.68    $    1.67       $     0.51   $     0.50     $      0.37   $     0.37
                                          ==========    ==========     ===========   ==========     ===========   ============
[TABLE CONTINUED BELOW]

(1) Computed under the "treasury stock" method using the average market price for the primary computation and using the higher of average or ending market prices for the fully diluted computation.


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

                                                                YEAR ENDED OCTOBER 31,
                                             -------------------------------------------------------------
                                                         1993                             1992
                                             ---------------------------     -----------------------------
                                                                 FULLY
                                               PRIMARY          DILUTED         PRIMARY          DILUTED
                                             -----------      ----------     -----------       -----------
Weighted average number of
  common shares outstanding ................   5,111,521       5,111,521       4,832,701        4,832,701

Common stock equivalents arising
  from dilutive stock options (1) ..........      78,675         127,014         138,779          156,836
                                             -----------      ----------     -----------       -----------
                                               5,190,196       5,238,535       4,971,480        4,989,537
                                             ===========      ==========     ===========       ===========
Net income:

From continuing operations
  before cumulative effect
  of change in accounting
  principle ................................  $     0.14      $     0.14      $     0.07       $     0.07

From discontinued operations ...............  $     0.05      $     0.05      $     0.19       $     0.19

From gain on sale of dis-
  continued operations .....................         --              --              --               --

From cumulative effect
  of change in
  accounting principle .....................         --              --              --               --
                                             -----------      ----------     -----------       -----------
Net income per share .......................  $     0.19      $     0.19     $      0.12       $     0.12
                                             ===========      ==========     ===========       ===========

(1) Computed under the "treasury stock" method using the average market price for the primary computation and using the higher of average or ending market prices for the fully diluted computation.